EXHIBIT 99.1

15 West 6th Street, Suite 900 · Tulsa, Oklahoma 74119 · (918) 513-4570 · Fax: (918) 513-4571
www.laredopetro.com
Laredo Petroleum Schedules Second-Quarter 2022 Earnings Release and Conference Call
TULSA, OK - July 13, 2022 - Laredo Petroleum, Inc. (NYSE: LPI) ("Laredo" or the "Company") will report second-quarter 2022 financial and operating results after the market close on Wednesday, August 3, 2022, and will host a conference call on Thursday, August 4, 2022, at 7:30 a.m. CT to discuss the results.
To participate on the call, dial 800.715.9871, using conference code 6923767 or listen to the call via the Company's website at www.laredopetro.com, under the tab for "Investor Relations." A replay will be available following the call via the Company’s website.
About Laredo
Laredo Petroleum, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Laredo's business strategy is focused on the acquisition, exploration and development of oil and natural gas properties, primarily in the Permian Basin of West Texas.
Additional information about Laredo may be found on its website at www.laredopetro.com.
Investor Contact:
Ron Hagood
918.858.5504
rhagood@laredopetro.com